Exhibit 99.1

Myriad Pharmaceuticals Reports Second Quarter FY’ 2010 Financial Results

Salt Lake City, UT, February 16, 2010 — Myriad Pharmaceuticals, Inc. (NASDAQ: MYRX) today reported financial results for its second fiscal quarter ended December 31, 2009.

“We are pleased with the progress we have made over the past seven months.” said Adrian N. Hobden Ph.D., President and CEO of Myriad Pharmaceuticals, Inc. “We continue to advance the development of our three clinical drug candidates, MPC-4326 for the treatment of HIV and Azixa and MPC-3100 for the treatment of cancer, having recently initiated our Phase 2b Study of MPC-4326 in a genetically-identified responder population. Most notably during the quarter, on December 18, 2009, we entered into a definitive agreement and plan of merger with Javelin Pharmaceuticals. The proposed merger will create a company with a product pipeline that includes an NDA-filed product candidate, DylojectTM, and a portfolio of early-, mid- and late-stage drug candidates in cancer, HIV and pain. During the next 12 months we look forward to completing the merger; preparing for potential FDA approval and the commercial launch of Dyloject; and furthering the development of our clinical pipeline.”

A summary of activities during the quarter is as follows:

Recent Accomplishments and Business Update

Upcoming Events:

•

On a date to be determined, a special meeting of the stockholders of the Company will be held to consider and vote upon a proposal to approve the issuance of shares of the Company’s common stock in the proposed merger with Javelin.

•

April 2010, the Company expects to report progress on multiple preclinical research programs, including the Company’s newest IND candidate program targeting IKK epsilon at the American Association of Cancer Research in Washington D.C. and at the Federation of American Societies for Experimental Biology (“FASEB”) meeting in Anaheim, CA.

•

June 2010, the Company expects to report results from the ongoing Phase 2a trials of AzixaTM (MPC-6827), in metastatic melanoma and recurrent glioblastoma (“GBM”), and Phase 1 clinical trial results for MPC-3100 at the American Society for Clinical Oncology (“ASCO”) meeting in Chicago.

Recent Events:

•

On December 18, 2009, MPI entered into an agreement and plan of merger with Javelin. The proposed acquisition augments MPI’s portfolio of product candidates with Dyloject for the treatment of acute moderate-to-severe postoperative pain and for which an NDA has been submitted and accepted for filing by the FDA.

•	The Company initiated a multicenter, randomized, open-label, Phase 2b study of MPC-4326, a first-in-class, small molecule inhibitor of HIV-1 maturation.

•	Azixa received orphan drug status from the FDA for the treatment of GBM.

•

The Company reported interim Phase 1 clinical data demonstrating that the current oral formulation of MPC-3100 achieves drug levels in cancer patients comparable to efficacious levels in non-clinical studies.

•

The Company reported interim results from the ongoing Phase 2 trial of Azixa in metastatic melanoma and determined that the maximum tolerated dose for Azixa, as a single agent, was safe and well-tolerated in combination with the drug temozolomide.

•

The Company presented non-clinical data demonstrating the potent anti-cancer activity of Azixa, its small molecule microtubule destabilizing agent, in a model of brain cancer and its potential use in combination with the drug bevacizumab.

•

The Company announced a new IND candidate, MPI-0485520, targeting IKK epsilon for the treatment of certain cancers. As indicated in the September issue of Cell (Chiang et al, (2009) Cell 138, 961-975), IKK epsilon may also be an exciting new candidate for the treatment of obesity, diabetes and associated diseases.

Second Quarter Fiscal 2010 Financial Results (Unaudited)

The financial results for the quarter ended December 31, 2009 represent the second full quarter of operations for Myriad Pharmaceuticals, Inc. as an independent company since its spin-off from Myriad Genetics, Inc. (NASDAQ: MYGN) on June 30, 2009. The results for the three and six months ended December 31, 2008 were derived from Myriad Genetics’ historical consolidated financial statements.

The Company ended the quarter with $168.7 million in cash, cash equivalents and marketable investment securities. The Company used $12.3 million in cash to fund operating activities and capital expenditures during the quarter, which was offset, in part, by $0.4 million in proceeds received pursuant to our stock based compensation programs. Cash used to fund operating activities during the quarter included a one-time payment of $2.8 million in settlement of certain liabilities assumed in connection with our separation from Myriad Genetics.

No research revenue was recognized for the three months ended December 31, 2009 compared to $0.4 million in the same quarter last year. Research revenue in the prior year period reflects revenue earned pursuant to a long-term genomic sequencing research collaboration and a long-term research agreement to characterize protein—protein interactions. Both of these long-term collaboration agreements were completed during the fiscal year ended June 30, 2009.

Research and development expenses for the three months ended December 31, 2009 were $8.2 million compared to $15.5 million in the same period last year. This decrease was primarily due to:

•	a decrease in external drug development costs of approximately $1.1 million resulting from the reduction in research expenses related to the discontinuance of our former drug candidate FlurizanTM; and

•	a decrease of approximately $6.2 million resulting from the reduction of personnel and commercial activities dedicated to our former drug candidate Flurizan.

We expect our research and development expenses will increase over the next several years as we conduct additional advanced clinical trials to support the development of our potential drug candidates currently in clinical development, including MPC-4326, Azixa, and MPC-3100 and the possible advancement of certain pre-clinical drug candidates into clinical development.

Selling, general and administrative expenses for the three months ended December 31, 2009 were $6.9 million, compared to $2.1 million in the prior year period. This increase in selling, general and administrative expenses during the current period was due primarily to the costs and expenses associated with being a separate, stand-alone publicly traded entity. In addition, there were costs incurred in the three months ended December 31, 2009 associated with due diligence, legal, accounting and investment banking fees in connection with the proposed merger transaction with Javelin. Amounts included in the prior year period for general and administrative costs include some proportional cost allocations of certain common costs of Myriad Genetics because these expenses were not specifically identified at the subsidiary level. Increased costs during the current period were offset, in part, by a decrease in commercialization expenses following the discontinuance of our drug candidate Flurizan. We expect our selling, general and administrative expenses will continue to fluctuate as we continue to implement our accounting, human resource, payroll, purchasing, information technology, legal and other business functions and systems.

Other income of $0.4 million for the three months ended December 31, 2009 reflects interest income and realized gains on our marketable investment securities. We had no other income or expense prior to June 30, 2009, since all cash and investments were held and managed by Myriad Genetics. Accordingly, cash used to pay our expenses or cash collected from collaboration agreements was provided or received by Myriad Genetics on our behalf and was recorded as an increase or decrease in the Myriad Genetics net investment / (capital deficiency).

For the purpose of preparing the financial statements for MPI for the three and six months ended December, 2008, which were derived from Myriad Genetics’ historical consolidated financial statements, research expenses of MPI were determined on a specific identification basis and also include some proportional allocations of certain common costs of Myriad Genetics which were not specifically identified at the subsidiary level. Operating expenses also include similar proportional allocations related to administrative, information technology and facilities costs.

MYRIAD PHARMACEUTICALS, INC.

Statements of Operations (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Research revenue	$—	$424	$60	$4,108
Costs and expenses:
Research and development expense	8,217	15,461	14,097	28,296
Selling, general, and administrative expense	6,928	2,052	12,164	4,523

Total costs and expenses	15,145	17,513	26,261	32,819

Operating loss	(15,145)	(17,089)	(26,201)	(28,711)

Other income, net	355	—	780	—

Net loss	$(14,790)	$(17,089)	$(25,421)	$(28,711)

Earnings (loss) per basic and diluted share	$(0.60)	$(0.71)	$(1.05)	$(1.20)
Weighted-average shares used to compute net loss per basic and diluted share	24,526	23,974	24,301	23,974

MYRIAD PHARMACEUTICALS, INC.

Balance Sheets (Unaudited)

(In thousands, except per share amounts)

	December 31, 2009	June 30, 2009
Assets
Current assets:
Cash and cash equivalents	$31,996	$128,372
Marketable investment securities	111,762	40,728
Trade accounts receivable	6	—
Prepaid expenses	469	240
Other current assets	8	—

Total current assets	144,241	169,340

Equipment	6,128	5,338
Less accumulated depreciation	513	—

Net equipment	5,615	5,338

Long-term marketable investment securities	24,901	18,905
Other assets	406	94

	$175,163	$193,677

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$4,506	$—
Accrued liabilities	2,845	4,576

Total current liabilities	7,351	4,576

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, authorized 5,000 shares; no shares issued and outstanding	—	—
Common stock, $0.01 par value, authorized 60,000 shares; 24,595 shares issued and outstanding at December 31, 2009; 23,974 shares issued and outstanding at June 30, 2009	246	240
Additional paid-in capital	192,732	188,400
Accumulated other comprehensive income	255	461
Accumulated deficit	(25,421)	—

Total stockholders’ equity	167,812	189,101

	$175,163	$193,677

About Myriad Pharmaceuticals:

Myriad Pharmaceuticals, Inc. is a biotechnology company focused on discovering, developing, and commercializing novel small molecule drugs that address severe medical conditions, including cancer and HIV infection. Our pipeline includes clinical and pre-clinical product candidates with distinct mechanisms of action and novel chemical structures that have the potential to be first-in-class and/or best-in-class therapeutics. For more information visit www.myriadpharma.com.

Azixa, Flurizan and the Myriad Pharmaceuticals logo are trademarks or registered trademarks of Myriad Pharmaceuticals, Inc. in the United States and foreign countries.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected timing of results and development of our drug candidates, the proposed merger with Javelin, and potential FDA approval and commercial launch of Dyloject. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that we may be unable to further identify, develop and achieve commercial success for new products and technologies; the risk that we may be unable to discover drugs that are safer and more efficacious than our competitors; the risk that we may be unable to develop and maintain manufacturing capabilities for our products; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to successfully finance and secure regulatory approval of and market our drug candidates, or that clinical trials will not be completed on the timelines we have estimated; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products and services; the risk that we may be unable to protect our proprietary technologies; the risk of patent-infringement claims; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in our Form 10-K, for the year ended June 30, 2009, which was filed with the Securities and Exchange Commission on September 28, 2009, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad Pharmaceuticals undertakes no duty to update this information unless required by law.

Important Additional Information Will Be Filed with the SEC

This press release does not constitute an offer of any securities for sale. In connection with the merger with Javelin, On February 12, 2010, MPI filed with the SEC a registration statement on Form S-4 (File No. 333-164890) (the “S-4”). A preliminary joint proxy statement/prospectus of MPI and Javelin was included in the S-4 and copies of the final joint proxy statement/prospectus will be mailed to shareholders prior to special meetings of shareholders to be held to vote on the proposed merger and other proposals. Investors and security holders are urged to read the S-4 and the joint proxy statement/prospectus (including all amendments and supplements thereto) and the other relevant material because they contain important information about MPI, Javelin and the proposed transaction. The S-4, joint proxy statement/prospectus and other relevant materials, and any and all documents filed by MPI with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by MPI by directing a written request to Myriad Pharmaceuticals, Inc., 305 Chipeta Way, Salt Lake City, UT 84108, Attention: Secretary. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

Myriad Pharmaceuticals, Javelin and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Myriad Pharmaceuticals and Javelin in connection with the proposed merger. Information about the executive officers and directors of Myriad Pharmaceuticals and their ownership of Myriad Pharmaceuticals common stock is set forth in Myriad Pharmaceuticals’ annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 28, 2009. Information regarding Javelin’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 12, 2009, and the proxy statement for Javelin’s 2009 annual meeting of stockholders, filed with the SEC on April 30, 2009. Certain directors and executive officers of Javelin may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the merger. If and to the extent that any of the Myriad Pharmaceuticals or Javelin participants will receive any additional benefits in connection with the merger, the details of those benefits will be described in the final joint proxy statement/prospectus relating to the merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of Myriad Pharmaceuticals, Javelin and their respective executive officers and directors in the merger by reading the final joint proxy statement/prospectus regarding the merger when it becomes available.

Contact:

Patrick Burke, VP Corporate and Business Development

Phone: 801-214-7822

Investor.relations@myriadpharma.com